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                                                                  EXHIBIT 24(c)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Prospectus, which is part of this Registration Statement of IDEX Corporation on Form S-3, of our report dated February 6, 1996 on the consolidated financial statements of Fluid Management Limited Partnership as of and for the years ended December 31, 1995 and 1994 included in the Current Report of IDEX Corporation on Form 8-K dated July 29, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE   LLP
Chicago, Illinois
October 29, 1996